Exhibit 5.0

                  [BECKMAN, MILLMAN & SANDERS, LLP LETTER HEAD]

                                                                 August 25, 2000

Maxx International, Inc.
130 S. El Camino Drive
Beverly Hills, California 90212

     Re: Form S-8 Registration Statement

Gentlemen:

     We have acted as counsel for Maxx International, Inc. (the "Company") in connection with the registration by the Company of 2,050,000 shares of its common stock, $0.01 par value per share (the "Securities"), as contemplated by the Company's Registration Statement on Form S-8 filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended.

     In connection therewith, we have examined, among other things, the terms of the applicable agreements granting certain options to purchase the Securities which are being registered in the Company's Registration Statement on Form S-8 filed on the date hereof with the Commission, and we have examined such other documents and records as we have deemed necessary to examine for the purpose of giving this opinion.

     Based upon and subject to the foregoing, and upon such other matters as we have determined to be relevant, I am of the opinion that:

     (1) When an aggregate of 1,950,000 shares of the Securities are issued upon exercise of certain options contemplated in the aforementioned agreements, and upon payment of the consideration thereof, such shares will be duly authorized, validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof; and,

     (2) The balance of the Securities, in the amount of 100,000 shares, upon issuance and delivery thereof, will be duly authorized, validly issued, fully paid and non- assessable, with no personal liability attaching to the ownership thereof.

     We consent to the inclusion of this opinion as an exhibit of the Registration Statement and to the reference to this firm in Part II of the Registration Statement.

                                           Very truly yours,

                                           Beckman, Millman & Sanders L.L.P.

                                           By: /s/ Steven A. Sanders
                                              ----------------------------------
                                               Steven A. Sanders, Esq.